UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 17, 2008

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported by The Coca-Cola Company (the “Company”), on July 1, 2008, Muhtar Kent, the Company’s President and Chief Operating Officer, will succeed E. Neville Isdell as the Company’s Chief Executive Officer and Mr. Isdell will continue to serve as Chairman of the Board of the Company until the Company’s 2009 Annual Meeting of Shareowners.  In anticipation of this change in the Company’s corporate governance structure, effective April 17, 2008, the Board of Directors of the Company adopted amendments to the Company’s By-Laws that, among other things, separate the responsibilities of the office of the Chairman of the Board and the office of the Chief Executive Officer and that define the roles of each office.  In accordance with the provisions of the Company’s Certificate of Incorporation and By-Laws, and applicable Delaware law, shareowner approval of these amendments to the By-Laws was not required.

The foregoing description of the amendments to the Company’s By-Laws is qualified in its entirety by reference to such amendments, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

3.2	Text of Amendments to the By-Laws of The Coca-Cola Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: April 21, 2008	By: /s/ Harry L. Anderson Harry L. Anderson Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Exhibit
3.2	Text of Amendments to the By-Laws of The Coca-Cola Company.